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                                                                   EXHIBIT 10.17

                                                  office of Cooperative Research

YALE UNIVERSITY                                   246 Church Street, Suite 401
                                                  New Haven, Connecticut o63lo

28 January 1997                                   Telephone: 203 432-7240

James E. Alexander                                Fax: 203 432-7245
President & CEO
Isonics Corporation
San Jose, CA 95117

      Re:  Isotopically Enriched Semiconductor Devices (OCR 315)
           Invention of Professor T.P. Ma

 Dear Jim:

      Thank you for your letter of 7 January with the update on the purified Si28 material. We agree to your request to extend the Option to Isonics (formerly A&R) to 21 July 1997.

      I passed your letter to Dr. Ma and have discussed Isonics' progress with him. Once lsonics provides the material, he will be able to do the mobility measurements. Because of the long delays, however, Professor Ma no longer has access to the thermal conductivity measurement apparatus which had been on loan from a company that has moved away. Thus, arrangements must be made either to borrow more equipment or to subcontract these measurements. In any case, once the material is available we can determine how best to proceed.

      Without appearing to underestimate the difficulty of obtaining isotopically pure Si, converting it to semiconductor-grade and developing crystals (now an epitaxial layer), it is now nearly 2 years since Yale and A&R signed the option to go forward. We are getting anxious about completing this project and, if successful, locating chip makers that will use Ma's technology. We hope and expect that Isonics will not need further extensions.

      Paul Dawson of Eurenko, a company that provides stable isotopes with facilities in the Netherlands, Germany and England, called me recently. Eurenko is another source of Si28 and other materials that are covered in the Ma patents that you may want to consider. His address is below:

       PO Box 158
       7600  AD
       Almelo, Netherlands
       phone:  31-546-545-454

       Please be in touch with TP Ma as you finalize the material you are providing, We look forward to beginning the next stage of this project.

       Best regards.

                                          Sincerely,



                                          Henry S. Lowendorf
                                          Associate Director
                                          203-432-7244